Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-63278, Form S-8 No. 333-125555, Form S-8 No. 333-147263, and Form S-8 No. 333-175066) pertaining to the Amended and Restated 1997 Incentive and Capital Accumulation Plan of Avatar Holding Inc. and Registration Statement (Form S-8 No. 333-20611) pertaining to the 2015 Incentive Compensation Plan of AV Homes, Inc. of our report dated March 4, 2016 (except for paragraph 2 of Note 1, as to which the date is June 15, 2016), with respect to the consolidated financial statements of AV Homes, Inc. and subsidiaries included in its Current Report on Form 8-K dated June 15, 2016, and our report dated March 4, 2016, with respect to the effectiveness of internal control over financial reporting of AV Homes, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Phoenix, Arizona

June 16, 2016